UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2018

JUNIPER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10352	59-2758596
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Arch Street Suite 3110 Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 639-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry Into a Material Agreement

On January 7, 2018, Juniper Pharmaceuticals, Inc. (the “Company”) entered into a new supply agreement (the “New Supply Agreement”) with Ares Trading S.A. (an affiliate of Merck KGaA) for the sale of CRINONE (progesterone vaginal gel containing progesterone in a concentration of 8.0%) in all territories outside the United States during the period commencing after the expiration of the existing supply agreement (which now expires on June 30, 2020) through December 31, 2024. The terms of the existing supply agreement will remain in effect until June 30, 2020.

Under the terms of the New Supply Agreement, the Company will sell CRINONE to Merck KGaA at specified prices, subject to adjustment on an annual basis, based on applicable product configurations, expected sales volumes, changes in the consumer price index and other factors. The New Supply Agreement includes guaranteed product unit volumes for each calendar year commencing in 2021. Under the New Supply Agreement, the Company will seek to expand the production capacity of the supply chain in order to satisfy expected demand during the applicable time periods.

Consistent with the terms of the existing supply agreement, the New Supply Agreement requires Merck KGaA to provide a rolling 18-month forecast of its CRINONE requirements on a county-by-country basis. The first four months of each forecast are considered firm orders. Merck KGaA will be solely responsible for all market authorizations in the applicable territories. During the term of the New Supply Agreement, the Company has agreed not to manufacture or sell to another party outside the United States any vaginal gel product containing progesterone, and Merck KGaA has agreed to purchase its entire requirement of CRINONE from the Company, subject to certain exceptions. The New Supply Agreement includes customary indemnification provisions pursuant to which the Company agrees to indemnify Merck KGaA for third party claims arising out of the Company’s failure to comply with the agreement or to supply CRINONE in accordance with the applicable specifications.

Unless earlier terminated, the New Supply Agreement covers the supply of CRINONE for the period commencing July 1, 2020 through December 31, 2024. The New Supply Agreement may be terminated by mutual agreement or by either party in the event of a material breach or in the event of a party’s insolvency.

The Company expects to file the New Supply Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2018. The foregoing description of the New Supply Agreement is qualified in its entirety by reference to the complete text of such agreement when filed.

Item 7.01 Regulation FD Disclosure.

On January 8, 2018, the Company issued a press release related to the New Supply Agreement. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference. The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and contained in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 8, 2018, furnished herewith.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 8, 2018, furnished herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUNIPER PHARMACEUTICALS, INC.

By:	/s/ Jeffrey E. Young
Name:	Jeffrey E. Young
Title:	Senior Vice President, Finance, Chief Financial Officer and Treasurer

Date: January 8, 2018